Exhibit 99.7

                          Eaton Laboratories, Inc.


FOR IMMEDIATE RELEASE                             October 18, 2006

For press and other inquiries contact:

Contact:
T. J. Jesky                                       500 N. Rainbow, Suite 300
                                                  Las Vegas, Nevada 89107
                                                  Phone: (702) 221-1953

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PRESS RELEASE (corrected)

October 18, 2006

Eaton Laboratories Announces Record Date for Spin off of its Subsidiary (Corrected)

Las Vegas, Nevada - Eaton Laboratories, Inc. (OTC-BB: ETLB) announced a corrected record date for the spin off of its wholly owned subsidiary, IVPSA Corporation. The Company previously issued a Press Release on October 5, 2006, with an incorrect record date.

Record shareholders of Eaton Laboratories as of the close of business on October 30, 2006, will receive one (1) unregistered common share, par value $0.001, of IVPSA Corporation common stock for every share of Eaton Laboratories common stock owned. The IVPSA stock dividend will be based on 10,873,750 shares of Eaton Laboratories common stock that are issued and outstanding as of the record date. Following the issuance of the stock dividend, IVPSA will have 10,873,750 common shares issued and outstanding. The stock dividend is payable on November 1, 2006.

Eaton Laboratories will retain no ownership in IVPSA Corporation following the issuance of the stock dividend. Further, IVPSA will no longer be a subsidiary of Eaton Laboratories. IVPSA will be a non-reporting private company, that has yet to commence its operations, has no revenues and will be owned by the same shareholders of Eaton Laboratories.

About Eaton Laboratories, Inc.
------------------------------

Eaton Laboratories has been focusing its efforts to develop a proprietary
generic pharmaceutical product.   The Company currently has no revenues or
products.

Included in this release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations reflected in such forward-looking statements will prove to have been correct. The company's actual results could differ materially from those anticipated in the forward-looking statements.

CONTACT:  T. J. Jesky, Phone: (702) 221-1953
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